Exhibit 99.2

Condensed Consolidated Financial Statements

Cardax Pharmaceuticals, Inc.,

and Subsidiary

(A Development Stage Entity)

September 30, 2013 and 2012

Contents

Page

Condensed consolidated financial statements:

Condensed consolidated balance sheets	3

Condensed consolidated statements of operations	4

Condensed consolidated statements of cash flows	5

Condensed consolidated notes to the financial statements	6

2

Cardax Pharmaceuticals, Inc., and Subsidiary

(A Development Stage Entity)

CONDENSED CONSOLIDATED BALANCE SHEETS

As of

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$1,211,316	$7,799
Inventory	986,674	986,674
Deposits and other assets	93,626	20,693
Advances to director	-	19,011
Prepaid expenses	21,570	11,183

Total current assets	2,313,186	1,045,360

NON-CURRENT ASSETS
Property and equipment, net	30,056	1,404
Intangible assets, net	434,020	435,010

Total non-current assets	464,076	436,414

TOTAL ASSETS	$2,777,262	$1,481,774

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued payroll and payroll related expenses	$3,765,789	$3,696,897
Notes payable, current portion, net of discount of $9,330 and $65,173 as of September 30, 2013 and December 31, 2012, respectively	8,844,706	3,609,098
Accounts payable	577,787	712,186
Accrued interest	434,402	673,975
Fees payable to directors	475,629	533,001
Lease settlements payable, current portion	-	251,184
Employee settlement	50,000	50,000
Patent license payable, current	25,000	15,833
Other current liabilities	20,126	4,424

Total current liabilities	14,193,439	9,546,598

NON-CURRENT LIABILITIES
Notes payable, less current portion	-	500,000
Lease settlement payable, less current portion	-	-
Patent license payable, less current portion	10,000	20,000

Total non-current liabilities	10,000	520,000

COMMITMENTS AND CONTINGENCIES	-	-

Total liabilities	14,203,439	10,066,598

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred Series A - $0.001 par value; 40,118,013 shares authorized, issued, and outstanding	40,118	40,118
Preferred Series B - $0.001 par value; 55,555,555 shares authorized, 20,237,459 issued and outstanding	20,237	20,237
Common stock - $0.001 par value; 150,000,000 shares authorized, 9,488,227 issued and outstanding	9,488	9,488
Additional paid in capital	19,890,333	19,881,825
Deficit accumulated during the development stage	(31,386,353)	(28,536,492)

Total stockholders' equity (deficit)	(11,426,177)	(8,584,824)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2,777,262	$1,481,774

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

Cardax Pharmaceuticals, Inc., and Subsidiary

(A Development Stage Entity)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the

			March 23, 2006,
	Nine-months ended	Nine-months ended	(Inception) to
	September 30,	September 30,	September 30,
	2013	2012	2013
	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$-	$10,000	$92,903

OPERATING EXPENSES:
Research and development	677,929	493,785	15,275,885
Selling, general, and administrative expenses	1,621,038	688,596	14,040,427
Depreciation and amortization	25,160	111,739	1,412,155

Total operating expenses	2,324,127	1,294,120	30,728,467

Loss from operations	(2,324,127)	(1,284,120)	(30,635,564)

OTHER INCOME (EXPENSES):
Interest expense, net	(513,995)	(589,268)	(4,081,458)
Net loss on sale of assets	110	(1,254)	(28,538)
Research grant income	-	-	1,179,646
Gain on debt extinguishment	-	-	786,945
Federal and state tax credits	-	-	1,506,596
Dividend income	-	-	55,206
Other expenses, net	(11,849)	(9,234)	(169,186)

Total other expenses	(525,734)	(599,756)	(750,789)

Loss before the provision for income taxes	(2,849,861)	(1,883,876)	(31,386,353)

PROVISION FOR INCOME TAXES, net	-	-	-

NET LOSS	$(2,849,861)	$(1,883,876)	$(31,386,353)

NET LOSS PER SHARE
Basic	$(0.30)	$(0.20)
Diluted	$(0.30)	$(0.20)

SHARES USED IN CALCULATION OF NET INCOME PER SHARE
Basic	9,488,227	9,488,227
Diluted	9,488,227	9,488,227

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

Cardax Pharmaceuticals, Inc., and Subsidiary

(A Development Stage Entity)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the

			March 23, 2006,
	Nine-months ended	Nine-months ended	(Inception) to
	September 30,	September 30,	September 30,
	2013	2012	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(2,849,861)	$(1,883,876)	$(31,386,353)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	1,607	89,762	1,003,161
Amortization	23,553	21,977	161,307
Stock based compensation expense	8,508	19,180	1,598,098
Discount amortization	55,843	334,024	1,643,714
Net loss on sale of assets	-	1,254	(28,648)
Loss on abandonment of patents	-	-	48,507
Changes in assets and liabilities:
Deposits and other assets	(72,933)	78,583	(112,637)
Advances to director	19,011	(12,554)	19,011
Prepaid expenses	(10,387)	(12,604)	(6,685)
Inventory	-	-	(986,674)
Accrued payroll and payroll related expenses	68,892	461,495	3,641,980
Accounts payable	(134,399)	(72,588)	577,787
Accrued interest	227,865	249,356	901,840
Fees payable to directors	(57,372)	77,496	475,629
Patent license payable	(833)	(2,500)	35,000
Other current liabilities	15,702	7,598	20,126
Lease settlement payable	(251,184)	(168,750)	-
Employee settlement	-	-	50,000

Net cash used in operating activities	(2,955,988)	(812,147)	(22,344,837)

Cash flows from investing activities:
Purchases of property and equipment	(30,259)	-	(729,163)
Proceeds from sale of property and equipment	-	4,015	112,759
Expenditures on patents	(22,563)	(31,294)	(643,834)

Net cash used in investing activities	(52,822)	(27,279)	(1,260,238)

Cash flows from financing activities:
Proceeds from the issuance of common stock	-	-	1,581,275
Proceeds from the issuance of series A preferred stock	-	-	6,714,860
Proceeds from the issuance of series B preferred stock	-	-	7,259,402
Proceeds from the exercise of stock options	-	-	2,663
Proceeds from the issuances of notes payable	5,360,403	849,999	13,526,167
Repayment of principal on notes payable	(1,148,076)	(49,950)	(4,267,976)

Net cash provided by financing activities	4,212,327	800,049	24,816,391

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	1,203,517	(39,377)	1,211,316

Cash at the beginning of the period	7,799	68,127	-

Cash at the end of the period	$1,211,316	$28,750	$1,211,316

NON-CASH FINANCING AND INVESTING ACTIVITIES:

Issuance of stock for property and equipment	$-	$-	$388,165
Issuance of stock for deposits and other assets	$-	$-	$14,885
Conversion of convertible notes payable to series B preferred stock	$-	$-	$743,990
Issuance of Series B Preferred stock warrants	$140,592	$358,003	$1,653,044

SUPPLEMENTAL DISCLOSURES:

Cash paid for interest	$24,743	$5,892	$64,129

The accompanying notes are an integral part of these condensed consolidated financial statements.

5

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION

Cardax Pharmaceuticals, Inc., (the “Company”) was incorporated in the State of Delaware on March 23, 2006. The Company was formed for the purpose of developing a platform of proprietary, exceptionally safe, small molecule compounds for large unmet medical needs where oxidative stress and inflammation play important causative roles. The Company’s platform has application in arthritis, metabolic syndrome, liver disease, and cardiovascular disease, as well as macular degeneration and prostate disease. The Company's current primary focus is on the development of astaxanthin technologies. Astaxanthin is a naturally occurring marine compound that has robust anti-oxidant and anti-inflammatory activity.

In May 2006 Hawaii Biotech, Inc., contributed its anti-inflammatory, small molecule line of business into the Company; see Note 7 for a description of the assets contributed, liabilities assumed, and Company stock issued in exchange.

In May of 2013, the Company formed a 100% owned subsidiary company called Cardax Pharma, Inc (“Pharma”).  Pharma was formed to maintain the company’s operations going forward, leaving Cardax Pharmaceuticals, Inc. as a shell holding company. All references herein to the Company, refers to Cardax Pharmaceuticals, Inc. and Cardax Pharma Inc., collectively.

The accompanying unaudited condensed consolidated financial statements of Cardax Pharmaceuticals, Inc. and its wholly owned subsidiary Cardax Pharma, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial information. In the opinion of the Company’s management, the accompanying condensed consolidation financial statements reflect all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair presentation of the results for the interim periods ended September 30, 2013 and 2012 and for the period from the inception of the development stage (March 23, 2006) to September 30, 2013. Although management believes that the disclosures in these unaudited condensed consolidated financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements that have been prepared in accordance GAAP have been condensed or omitted pursuant to the rules and regulations of the SEC. The results for the nine month periods ended September 30, 2013 and 2012 are not necessarily indicative of the results to be expected for the years ending December 31, 2013 and 2012 and for the period from the inception of the development stage (March 23, 2006) to December 31, 2013. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes thereto included in the current report on Form 8-K filed February 7, 2014.

The accompanying consolidated condensed financial statements include the accounts of Cardax Pharmaceuticals, Inc., and its wholly owned subsidiary, Cardax Pharma, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

6

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION (continued)

Going concern matters

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $2,849,861 for the nine months ended September 30, 2013 and a net loss during the development stage from inception (March 23, 2006) through September 30, 2013 of $31,386,353. As a result of these and other factors, the Company’s independent registered public accounting firm has included an explanatory paragraph in their audited consolidated financial statements and footnotes in the current report on Form 8-K filed February 7, 2014 as to the substantial doubt about the Company’s ability to continue as a going concern.

Development stage entity

The accompanying financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 915, Development Stage Entities. A development stage enterprise is one in which planned and principal operations have not commenced or, if its operations have commenced, there has been no significant revenue there from. Development-stage companies report cumulative costs from the enterprise’s inception.

The Company has primarily devoted its efforts to raising capital, obtaining financing, designing and patenting products, research and development, and administrative functions. These financial statements assume that the Company will operate as a continuing entity. Management of the Company expects to raise additional capital and financing to provide the Company with sufficient cash flow to meet its current obligations and continue as a viable business venture.

7

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 2 – RECENT ACCOUNTING PRONOUNCEMENTS

In July 2013, the FASB issued an Accounting Standards Update (“ASU”) No. 2013-11 on the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss or tax credit carryforward, exists.  Under the guidance, an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward.  To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets.  The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date.  The updated guidance is effective for fiscal years and interim periods within those years, beginning after December 15, 2013.  The adoption of this guidance is not expected to have a material effect on the Company’s Consolidated Financial Statements.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed consolidated financial statements.

NOTE 3 – INVENTORY

Inventory consists of the following as of:

	September 30, 2013	December 31, 2012
Processed materials	$986,674	$986,674
Total inventories	$986,674	$986,674

At September 30, 2013 and December 31, 2012, inventory in the amount of $924,452, respectively, were stored at one of the Company’s suppliers, which was located in Germany.

8

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 4 – PROPERTY AND EQUIPMENT, net

Property and equipment, net, consists of the following as of:

	September 30, 2013	December 31, 2012
Research and development equipment	$686,673	$686,673
Leasehold improvements	153,161	153,161
Furniture and office equipment	78,678	78,678
Information technology equipment	105,319	75,060
Software	9,386	9,386
	1,033,217	1,002,958
Less accumulated depreciation	(1,003,161)	(1,001,554)
Total property and equipment, net	$30,056	$1,404

Depreciation expense was $1,607, $89,762, and $1,003,161, for the nine-month periods ended September 30, 2013 and 2012, and from inception to September 30, 2013, respectively.

NOTE 5 – INTANGIBLE ASSETS, net

Intangible assets, net, consists of the following as of:

	September 30, 2013	December 31, 2012
Patents	$595,327	$572,764
Less accumulated amortization	(161,307)	(137,754)
Total intangible assets, net	$434,020	$435,010

Patents are amortized straight-line over a period of fifteen years. Amortization expense was $23,553, $21,977, and $161,307, for the nine-month periods ended September 30, 2013 and 2012, and from inception to September 30, 2013, respectively.

9

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 6 – LONG-TERM NOTES PAYABLE, net

The Company’s notes payable outstanding were as follows as of:

	September 30, 2013	December 31, 2012
2008 Unsecured promissory note. Originated on November 12, 2008. Principal of $100,000 with $45,000 to be repaid by June 30, 2009, with $10,000 in monthly payments thereafter until repaid in full. Requires a one-time interest payment of $15,000. This note was in default as of September 30, 2013 and December 31, 2012.	$55,000	$55,000

2012 Short-term unsecured promissory notes. Originated at various dates in 2012 with maturities ranging from three months to one year and interest rates ranging from 8% to 12%. All of these notes were subsequently either converted into a new bridge loan or repaid in 2013 (see below). Warrants to purchase 224,220 shares of preferred Series B stock were issued in conjunction with these notes.	-	829,047

2009 Non-mandatorily convertible, unsecured note. Originated on March 31, 2009, principal of $500,000 accrues interest at 8% per annum. Principal and interest due in full on March 31, 2014. Convertible at the option of the note holder into Series B preferred stock at a rate of $0.45 per share. This note matures in March 2014. A warrant to purchase 222,222 shares of preferred Series B stock was issued in conjunction with this note.	500,000	500,000

2010 Secured promissory notes. Principal of $549,450 originated on September 23, 2010 and $62,438 originated on November 12, 2010. These notes accrue interest at 10% or 14% per annum. Maturity of all notes was extended from September 23, 2012 to March 23, 2013 by majority note holder approval. Interest rate was 2% higher during the period of extension. These notes were secured by all of the Company’s intellectual property. Warrants to purchase 339,937 shares of preferred Series B stock were issued in conjunction with these notes for $612. All of these notes were subsequently either converted into a new bridge loan or repaid in 2013 (see below).	-	611,888

(Continued on next page)	$555,000	$1,995,935

10

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 6 – LONG-TERM NOTES PAYABLE, net (continued)

(Continued from previous page)	$555,000	$1,995,935

2011 Secured promissory notes. Principal of $1,828,686 originated at various dates of 2011. These notes accrued interest at 10% per annum. Maturity of all notes was extended from September 23, 2012 to March 23, 2013 by majority note holder approval. Interest rate was 2% higher during the period of extension. These notes were secured by all of the Company’s intellectual property. Warrants to purchase 1,015,934 shares of preferred Series B stock were issued in conjunction with these notes for $1,829. All of these notes were subsequently either converted into a new bridge loan or repaid in 2013 (see below).	-	1,828,686

2012 Secured promissory notes. Principal of $349,650 originated in February and March of 2012. These notes accrued interest at 10% per annum. Maturity of all notes was extended from September 23, 2012 to March 23, 2013 by majority note holder approval. Interest rate was 2% higher during the period of extension. These notes were secured by all of the Company’s intellectual property. Warrants to purchase 194,250 shares of preferred Series B stock were issued in conjunction with these notes for $350. All of these notes were subsequently either converted into a new bridge loan or repaid in 2013 (see below).	-	349,650

2013 Bridge loan. Principal from existing notes in the amount of $3,180,806 (comprised of $2,621,195 in principal outstanding as of December 31, 2012 and $559,611 in new principal issued from January through April 2013) along with accrued interest of $467,437 were converted into a 2013 Bridge Loan along with $4,650,792 of new principal. These notes accrue interest at 10% per annum with outstanding principal and interest due in 2014. These notes will automatically convert into common shares upon a reverse merger with a public entity at the rate of $0.625 per share.	8,299,036	-

Total notes payable	8,854,036	4,174,271

Current maturities of long-term, net of discount	8,844,706	3,609,098

Discount attributable to current maturities	9,330	65,173

Total current maturities	8,854,036	3,674,271

Long-term notes payable, less current maturities	$-	$500,000

11

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 6 – LONG-TERM NOTES PAYABLE, net (continued)

Interest

Interest expense on these notes was $458,152, $255,244, and $2,437,744, for the nine-months ended September 30, 2013 and 2012 and from inception to September 30, 2013, respectively. Interest accrued on these notes as of September 30, 2013 and December 31, 2012, was $434,402 and $673,975, respectively.

Note conversion

Management tested the conversion of the 2012 short-term unsecured promissory notes and 2010 to 2012 secured promissory notes to bridge loans in 2013 for potential extinguishment accounting.  Because the fair market value of the notes prior to conversion as compared to the fair market value of the notes subsequent the conversion was less than a 10% difference, management concluded to apply modification accounting and are accruing interest based on the new note terms.

Discount

A discount on these notes of $9,330 and $65,173, at September 30, 2013 and 2012, respectively, was based on the fair value of detachable warrants issued at the time of funding. This discount is being amortized straight-line over the underlying term of the note. Interest expense of $55,843, $334,024, and $1,643,714 for the nine-months ended September 30, 2013 and 2012, and from inception to September 30, 2013, respectively, was recognized as amortization of this discount.

A summary of the debt discount activity for the nine months ended September 30, 2013 and year ended December 31, 2012 is as follows:

Balance January 1, 2012	$288,439
Debt discount recorded on 2012 notes	140,592
Amortization of debt discount	(363,858)
Balance December 31, 2012	65,173
Debt discount recorded on 2013 notes	-
Amortization of debt discount	(55,843)
Balance at September 30, 2013	$9,330

12

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 7 – STOCKHOLDERS’ EQUITY

Formation

The Company was incorporated in the State of Delaware on March 23, 2006. In May 2006 Hawaii Biotech, Inc., contributed its anti-inflammatory, small molecule line of business into the Company which consisted of the following assets and liabilities:

Cash	$7,007,371
Due from Hawaii Biotech, Inc.	1,000,000
Prepaid expenses	14,279
Employee note receivable	288,576
Fixed assets, net of depreciation of $181,905	388,165
Other assets	606

Total assets	8,698,997

Accounts and accrued expenses payable	138,921
Due to Hawaii Biotech, Inc.	70,279
Equipment leases payable	181,203

Total liabilities	390,403

Net assets transferred	$8,308,594

The Company issued (i) 9,447,100 shares of common stock of the Company, (ii) 14,440,920 shares of Series A Preferred Stock of the Company, (iii) 11,113,544 shares of Series B Preferred Stock of the Company and (iv) 13,859,324 shares of Series C Preferred Stock of the Company to Hawaii Biotech, Inc., in exchange for the assets and liabilities contributed to the Company. The above shares were then distributed by Hawaii Biotech, Inc., to its shareholders. An additional 704,225 shares of Series C Preferred Stock were issued as part of the initial capitalization of the Company.

Exercise of stock options

The Company issued common stock pursuant to the exercise of stock options as follows:

Year	Common shares issued	Average Price	Amount Realized
2006	6,842	$0.044	$304
2007	20,000	$0.070	$1,400
2008	14,285	$0.070	$1,000

NOTE 8 – STOCK BASED COMPENSATION

On May 15, 2006, the Company adopted the 2006 Stock Incentive Plan (the “Plan”). Under the Plan, the Company may issue shares of restricted stock, incentive stock options, or non-statutory stock options to employees, directors, and consultants. The aggregate number of shares which may be issued under the Plan is 16,521,704, which was increased by 1,456,786 to 17,978,490 as part of the Series B Offering in 2007.

13

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 8 – STOCK BASED COMPENSATION (continued)

Incentive stock options may be granted to employees at a price per share not less than 100% of the fair market value at date of grant. If the incentive stock option is granted to a 10% stockholder, then the purchase or exercise price per share shall not be less than 110% of the fair market value per share of common stock on the grant date. Non-statutory stock options and restricted stock may be granted to employees, directors, and consultants at a price per share, not less than 100% of the fair market value at date of grant. Options granted are exercisable, unless specified differently in the grant documents, over a default term of ten years from the date of grant and generally vest over a period of four years.

A summary of stock option activity is as follows:

	Options	Weighted average exercise price	Weighted average remaining contractual term in years	Aggregate intrinsic value
Outstanding January 1, 2012	17,933,091	$0.07	4.17	$358,662
Exercisable January 1, 2012	16,602,622	$0.07	4.05	$332,052
Granted	-
Exercised	-
Forfeited	(2,642,605)
Outstanding December 31, 2012	15,290,486	$0.07	3.89	$305,810
Exercisable December 31, 2012	14,524,861	$0.07	3.75	$290,497
Granted	-
Exercised	-
Forfeited	-
Outstanding September 30, 2013	15,290,486	$0.07	3.14	$305,810
Exercisable September 30, 2013	14,915,486	$0.07	3.08	$298,935

The aggregate intrinsic value in the table above is before applicable income taxes and represents the excess amount over the exercise price option recipients would have received if all options had been exercised on the date of issue, based on a valuation of the Company’s stock for that day.

14

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 8 – STOCK OPTION PLAN (continued)

A summary of the Company’s non-vested options for the nine months ended September 30, 2013 and for the year ended December 31, 2012 is presented below:

Non-vested at January 1, 2012	1,330,469
Granted	-
Vested	(564,844)
Forfeited	-
Non-vested at December 31, 2012	765,625
Granted	-
Vested	(421,875)
Forfeited	-
Non-vested at September 30, 2013	343,750

As of September 30, 2013, total unrecognized stock-based compensation expense related to all unvested stock options was $2,183, which is expected to be expensed over a weighted average period of 0.75 years.

Under ASC No. 718, the Company estimates the fair value of stock options granted on each grant date using the Black-Scholes option valuation model and recognizes an expenses ratably over the requisite service period. The range of fair value assumptions related to options outstanding as of September 30, 2013, and December 31, 2012, were as follows:

	September 30, 2013	December 31, 2012
Dividend yield	0.0%	0.0%
Risk-free rate	0.92% - 5.15%	0.92% - 5.15%
Expected volatility	116% - 170%	116% - 170%
Expected term	2.5 - 7.5 years	2.5 - 7.5 years

The expected volatility was calculated based on the historical volatilities of publicly traded peer companies, determined by the Company. The risk free interest rate used was based on the U.S. Treasury constant maturity rate in effect at the time of grant for the expected term of the stock options to be valued. The expected dividend yield was zero, as the Company does not anticipate paying a dividend within the relevant time frame. Due to a lack of historical information needed to estimate the Company’s expected term, it was estimated using the simplified method allowed under ASC No. 718.

As part of the requirements of ASC No. 718, the Company is required to estimate potential forfeitures of stock grants and adjust stock based compensation expense accordingly. The estimate of forfeitures will be adjusted over the requisite service period to the extent that actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized in the period of change and will also impact the amount of stock based compensation expenses to be recognized in future periods.

15

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 8 – STOCK OPTION PLAN (continued)

The Company recognized $8,508, $19,180, and $1,598,098 in stock based compensation expense during the nine-month periods ended September 30, 2013 and 2012 and from inception to September 30, 2013, respectively.

NOTE 9 – WARRANTS

The following is a summary of the Company’s warrant activity:

	Options	Weighted average exercise price	Weighted average remaining contractual term in years	Aggregate intrinsic value
Outstanding January 1, 2012	4,182,261	$0.45	4.77	$-
Exercisable January 1, 2012	4,182,261	$0.45	4.77	$-
Granted	418,470
Exercised	-
Forfeited	(906,760)
Outstanding December 31, 2012	3,693,971	$0.45	4.81	$-
Exercisable December 31, 2012	3,693,971	$0.45	4.81	$-
Granted	-
Exercised	-
Forfeited	(179,253)
Outstanding September 30, 2013	3,514,718	$0.45	4.28	$-
Exercisable September 30, 2013	3,514,718	$0.45	4.28	$-

Under ASC No. 718, the Company estimates the fair value of warrants granted on each grant date using the Black-Scholes option valuation model. The fair value of warrants issued with debt is recorded as a debt discount and amortized over the life of the debt. The range of fair value assumptions related to warrants outstanding as of September 30, 2013 and December 31, 2012, were as follows:

	September 30, 2013	December 31, 2012
Dividend yield	0.0%	0.0%
Risk-free rate	0.62% - 4.59%	0.62% - 4.59%
Expected volatility	108% - 167%	108% - 167%
Expected term	2.5 - 10.0 years	2.5 - 10.0 years

16

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 9 – WARRANTS (continued)

The expected volatility was calculated based on the historical volatilities of publicly traded peer companies, determined by the Company. The risk free interest rate used was based on the U.S. Treasury constant maturity rate in effect at the time of grant for the expected term of the warrants to be valued. The expected dividend yield was zero, as the Company does not anticipate paying a dividend within the relevant time frame. The expected warrant term is the life of the warrant.

NOTE 10 – RELATED PARTY TRANSACTIONS

Consulting agreement

As part of a 2009 consulting agreement, a director provided consulting services to the Company. Amounts payable under this agreement were $216,000 and $288,000 as of September 30, 2013 and December 31, 2012, respectively.

NOTE 11 – INCOME TAXES

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based upon the difference between the financial statement carrying amounts and the tax basis of assets and liabilities and are measured using the enacted tax rate expected to apply to taxable income in the years in which the differences are expected to be reversed.

The effective tax rate for the nine months ended September 30, 2013 differs from the statutory rate of 34% as a result of the state taxes (net of federal benefit) and permanent differences.

The Company is subject to taxation in the United States and two state jurisdictions.  The preparation of tax returns requires management to interpret the applicable tax laws and regulations in effect in such jurisdictions, which could affect the amount of tax paid by the Company. Management, in consultation with its tax advisors, files its tax returns based on interpretations that are believed to be reasonable under the circumstances. The income tax returns, however, are subject to routine reviews by the various taxing authorities. As part of these reviews, a taxing authority may disagree with respect to the tax positions taken by management (“uncertain tax positions”) and therefore may require the Company to pay additional taxes. Management evaluates the requirement for additional tax accruals, including interest and penalties, which the Company could incur as a result of the ultimate resolution of its uncertain tax positions. Management reviews and updates the accrual for uncertain tax positions as more definitive information becomes available from taxing authorities, completion of tax audits, expiration of statute of limitations, or upon occurrence of other events.

17

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 11 – INCOME TAXES (continued)

As of September 30, 2013, there was no liability for income tax associated with unrecognized tax benefits. The Company recognizes accrued interest related to unrecognized tax benefits as well as any related penalties in interest income or expense in its consolidated condensed statements of operations, which is consistent with the recognition of these items in prior reporting periods.

With few exceptions, the Company is no longer subject to U.S. federal, state, local, and non-U.S. income tax examination by tax authorities for tax years before 2008.

The Company’s valuation allowance is primarily related to its operating losses. The valuation allowance is determined in accordance with the provisions of ASC No. 740, Income Taxes, which requires an assessment of both negative and positive evidence when measuring the need for a valuation allowance. Based on the available objective evidence and the Company’s history of losses, management provides no assurance that the net deferred tax assets will be realized. As of September 30, 2013 and December 31, 2012, the Company has applied a valuation allowance against its deferred tax assets net of the expected income from the reversal of the deferred tax liabilities.

For tax years 2006 to 2010 the Company received an aggregate amount of cash totaling $1,506,596 representing federal and State of Hawaii tax credits in connection with qualified research expenditures incurred.   The tax credits were created to encourage taxpayers to design, develop, and/or improve products, processes, techniques, formulas or software and intended to reward programs that pursue innovation in the State of Hawaii. The tax credits are reflected in the Statements of Operations.

NOTE 12 – RESEARCH GRANT INCOME

The Company was awarded a three year government grant from the National Institutes of Health to fund research costs and support the Company's development program by paying for inventory critical to the manufacturing of its product candidates. The grant included an allocation for indirect costs equal to 40% of the Company's costs incurred exclusive of subcontractor costs.

The grant was used to pay for inventory of $752,634, subcontractor costs of $60,000, salaries and benefits allocable to research of $42,234, and $4,879 for miscellaneous costs such as supplies. Additionally, $318,898 was allocated as indirect costs.

18

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 13 – BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

The following table sets forth the computation of the Company’s basic and diluted net income (loss) per share for the nine-months and year ended September 30, 2013 and December 31, 2012, respectively:

	September 30,	September 30,
	2013	2012

Net loss attributable to common shareholders, basic	$(2,849,861)	$(1,883,876)
Net loss attributable to common shareholders, diluted	$(2,849,861)	$(1,883,876)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic	9,488,227	9,488,227

Dilutive effect of common stock options	-	-
Weighted-average shares used to compute net loss per share attributable to common stockholders, diluted	9,488,227	9,488,227

Net loss per share attributable to common stockholders, basic	$(0.30)	$(0.20)
Net loss per share attributable to common stockholders, diluted	$(0.30)	$(0.20)

The following outstanding shares of common stock equivalents were excluded from the computation of diluted net loss per share for the years presented because including them would have been antidilutive:

	September 30,	September 30,
	2013	2012

Common stock options	15,290,486	15,290,486

19

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 14 – CONCENTRATION

The Company purchases all of its inventory from one vendor in Germany (see Note 9). Although, there were no purchases from this vendor during the nine-months ended September 30, 2013 and 2012, outstanding payables to this vendor were $86,255 as of September 30, 2013 and December 31, 2012.

NOTE 15 – LEASES

Lease settlement

On April, 29, 2011, the Company entered into a settlement agreement with a lessor whereby the Company would make monthly payments totaling $614,934 from January 1, 2011 to October 1, 2013, in exchange of a waiver of $786,945 in late and other fees, which is recorded as a gain on debt extinguishment on the 2011 statement of operations. In the event of default, this waived amount would be payable in full in addition to the settlement amount. Total rent settlement amounts payable were $0 and $251,184 as of September 30, 2013 and December 31, 2012, respectively.

Although in default at the end of 2012, the Company subsequently cured and settled the obligation in full on October 1, 2013. The lessor upheld the Satisfaction of Judgment without exercising any of the default provisions.

Hawaii Research Center

The Company entered into a lease for laboratory and office space on May 9, 2006. This lease amended on September 7, 2011, and October 30, 2012. Under the terms of the October 30, 2012, lease, the lease is extended for a period of one year second amendment and extension of lease on laboratory facilities. Total rent expense under this agreement as amended was $58,607, $58,007, and $2,066,015, for the nine-month periods ended September 30, 2013 and 2012, and from inception to September 30, 2013, respectively.

Manoa Innovation Center

The Company entered into an automatically renewable month-to-month lease for office space on August 13, 2010. Under the terms of this lease, the Company must provide a written notice 45 days prior to vacating the premises. Total rent expense under this agreement was $25,816, $20,975, and $122,565, for the nine-month periods ended September 30, 2013 and 2012, and from inception to September 30, 2013, respectively.

20

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 15 – LEASES (continued)

Maturities

Future minimum lease payments under non-cancelable operating leases were $3,019, at September 30, 2013. This amount was all due during 2013.

NOTE 16 – COMMITMENTS

Patent payable

As part of the formation of the Company, a patent license was transferred to the Company. The original license began in 2006. Under the terms of the license the Company agrees to pay $10,000 per year through 2015 and royalties of 2% on any revenues resulting from the license. There were no revenues generated by this license during the nine-months ended September 30, 2013 year-ended December 31, 2012. The remaining obligation of $35,000 and $35,833 as of September 30, 2013 and December 31, 2012, respectively, is recorded as patent license payable on the balance sheet.

Employee settlement

As of December 31, 2012 and 2011 the Company owed a former employee a settlement payable in the amount of $50,000 for accrued vacation benefits. As part of the settlement, a stock option previously granted to the former employee was fully vested and extended.

License and agreements

In November 2006, the Company entered into a joint development and supply agreement with the supplier of all of its inventory. Under the agreement, the Company granted the supplier a non-exclusive world-wide license, with an option to convert the license to an exclusive license, to use the Company's rights related to the development and commercialization of human nutraceutical astaxanthin products. In 2013, license was converted to an exclusive license. The Company is to receive specified royalties based on future net sales of such human nutraceutical astaxanthin products. No royalties were realized from this agreement as of December 31, 2012 or 2011.

In February 2012, the Company entered into a licensing agreement granting a company worldwide exclusive rights to certain monoclonal antibodies against paclitaxel and tangible property relating to assay kits to detect various anti-cancer compounds, including manufacturing and technical know-how. The Company is to receive payments upon attaining certain milestones and royalties based on future net sales of products utilizing the licensed technology. The Company generated $10,000 of fees during the nine-months ended September 30, 2012, from this agreement.

21

Cardax Pharmaceuticals, Inc.

(A Development Stage Entity)

CONDENSED CONSOLIDATED NOTES TO THE FINANCIAL STATEMENTS (continued)

NOTE 17 – SUBSEQUENT EVENTS

From October through November 2013, the Company issued $190,000 in notes payable to investors. These notes accrue interest at 10% per annum with outstanding principal and interest due in 2014. These notes will automatically convert into common shares upon a reverse merger with a public entity at the rate of $0.625 per share.

On November 29, 2013, the Company entered into a definitive merger agreement (“Merger Agreement”) with Koffee Korner Inc., a Delaware corporation (“Koffee Korner”) (OTCBB: KOFF), and its wholly owned subsidiary (“Koffee Sub”), pursuant to which, among other matters and subject to the conditions set forth in such Merger Agreement, Koffee Sub would merge with and into Pharma. In connection with such merger agreement and related agreements, upon the consummation of such merger, Pharma will become a wholly owned subsidiary of Koffee Korner and Koffee Korner will issue shares of its common stock to the Company. At the effective time of such merger, the Company will own a majority of the shares of the then issued and outstanding shares of common stock of Koffee Korner.

On January 3, 2014, the Company issued $2,076,000 in notes payable to investors. These notes accrue interest at 10% per annum with outstanding principal and interest due in 2014. These notes will automatically convert into common shares upon a reverse merger with a public entity at the rate of $0.625 per share.

22